Exhibit 16.1

Gruber & Company, LLC

July 8, 2008

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Change in Certifying Accountant

Ladies and Gentlemen:

We have read item 5 of Intermost Corporation’s Form 10QSB filed May 21, 2007 and we agree with the statements therein concerning E. Randall Gruber, CPA, PC.  We cannot confirm or deny that Samuel H. Wong & Company, LLP was not consulted prior to their appointment as auditors.

/s/ Gruber & Company, LLC
(formerly E. Randall Gruber, CPA, PC)

Gruber & Company, LLC
(formerly E. Randall Gruber, CPA, PC)

121 Civic Center Drive, Suite 225
Lake Saint Louis, Missouri  63367
(636)561-5639    Fax (636)561-0735